Exhibit 10.3

Execution Version

CASH MANAGEMENT AGREEMENT

Dated as of June 6, 2018

among

LMRK ISSUER CO III LLC,
LMRK ProPCO 3 LLC,

as Obligors,

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Indenture Trustee and Securities Intermediary

and

LANDMARK INFRASTRUCTURE PARTNERS GP LLC,

as Manager

CASH MANAGEMENT AGREEMENT

CASH MANAGEMENT AGREEMENT (this “Agreement”), dated as of June 6, 2018, among LMRK Issuer Co III LLC, a Delaware limited liability company (the “Issuer”), LMRK PropCo 3 LLC, a Delaware limited liability company (the “Original Asset Entity” and, together with any entity that becomes a party hereto after the date hereof as an “Additional Asset Entity” pursuant to a Joinder Agreement in substantially the form of Exhibit H of the Indenture, the “Asset Entities” and, the Asset Entities and the Issuer, collectively, the “Obligors”), Wilmington Trust, National Association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”) and in its capacity as a “securities intermediary” (as defined in Section 8-102 of the UCC (in such capacity, the “Securities Intermediary”)) and Landmark Infrastructure Partners GP LLC, a Delaware limited liability company (the “Manager”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain indenture, dated as of the date hereof (as the same may from time to time be amended, modified, or otherwise supplemented, the “Indenture”), between the Obligors and the Indenture Trustee, the Issuer has issued secured tenant site contract revenue notes in the principal amount of $125,440,000 on the Initial Closing Date and may issue additional Series of Notes from time to time following the Initial Closing Date (collectively, the “Notes”);

WHEREAS, the obligations of the Obligors under the Indenture are secured by various security interests, mortgages and deeds of trust;

WHEREAS, the Notes issued pursuant to the Indenture are secured by the Collateral;

WHEREAS, pursuant to the Indenture, the Obligors have granted to the Indenture Trustee a security interest in all of their right, title and interest in, to and under the Receipts and other Account Collateral, and have assigned and conveyed to the Indenture Trustee all of their right, title and interest in, to and under the Receipts and other Account Collateral due and to become due to the Obligors or to which the Obligors are now or may hereafter become entitled, arising out of the Tenant Site Assets or any part or parts thereof;

WHEREAS, the Issuer, the Asset Entities and the Manager have entered into a Management Agreement with respect to the Tenant Site Assets, dated as of the date hereof, pursuant to which the Manager has agreed to manage the Tenant Site Assets; and

WHEREAS, in order to fulfill all of the Obligors’ obligations under the Indenture, the Issuer, the Asset Entities and the Manager have agreed that all Receipts will be deposited directly into a Lock Box Account established by the Obligors, and transferred to the Collection Account established under the Indenture. All funds deposited in the Collection Account will be allocated or disbursed in accordance with the terms and conditions hereof and of the Indenture.

NOW, THEREFORE, in consideration of the covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

article I

DEFINITIONS

(a)Defined Terms.  Capitalized terms not otherwise defined herein (including in the preamble and recitals hereto) shall have the meaning set forth in the Indenture. As used herein, the following terms shall have the following definitions:

“Account Control Agreement” shall mean one or more account control agreements executed by the Issuer or an Asset Entity for the benefit of the Indenture Trustee with respect to the Accounts.

“Additional Asset Entity” shall have the meaning ascribed to it in the preamble hereto.

“Advance Rents Reserve Deposit” shall mean, for each Payment Date, collectively, the Annual Advance Rents Reserve Deposit for such Payment Date, the Semi-Annual Advance Rents Reserve Deposit for such Payment Date and the Quarterly Advance Rents Reserve Deposit for such Payment Date.

“Agreement” shall have the meaning ascribed to it in the preamble hereto.

“Annual Advance Rents Reserve Deposit” shall mean, for any Payment Date, eleven-twelfths (11/12ths) of the amount of Rent due and paid by Tenants pursuant to Tenant Leases that require that annual Rent due thereunder be paid in advance in each calendar year; provided, however, if Rents which are required to be delivered as Annual Advance Rents Reserve Deposits are received late, appropriate adjustments shall be made by the Manager taking into consideration amounts which, but for such late payment of Rent, would have previously been distributed from the Advance Rents Reserve Account had such Rents not been paid late.

“Asset Entities” shall have the meaning ascribed to it in the preamble hereto.

“Extraordinary Receipts” shall mean any receipts of the Asset Entities not included within the definition of Operating Revenues under the Indenture, including receipts from litigation proceedings and tax certiorari proceedings.

“Indenture Trustee” shall have the meaning ascribed to it in the preamble hereto.

“Issuer” shall have the meaning ascribed to it in the preamble hereto.

“Manager” shall have the meaning ascribed to it in the preamble hereto.

“Manager Report” shall have the meaning ascribed to it in the Management Agreement.

“Obligors” shall have the meaning ascribed to it in the preamble hereto.

“Operating Account” shall have the meaning ascribed to it in the Management Agreement.

“Original Asset Entity” shall have the meaning ascribed to it in the preamble hereto.

“Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par (unless the Obligors deposit into the applicable Reserve Account cash in the amount by which the purchase price exceeds par), including those issued by any Servicer or any of its Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the date on which the invested sums are required for payment of an obligation for which the related  Reserve Account was created and meeting one of the appropriate standards set forth below:

(i)obligations the full and timely payment of which are to be made by or are fully guaranteed by the United States of America;

(ii)demand deposits of, time deposits in, or certificates of deposit issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the earlier of (x) the time of the investment and (y) the time of the contractual commitment to invest therein, the certificates of deposit or short term deposits, if any, or long term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating of “P-1” from Moody’s or of “F-1+” from Fitch (and is not rated lower than such thresholds by either of Moody’s or Fitch, as applicable) in the case of certificates of deposit or short term deposits, or a rating of “Aaa” from Moody’s or of “AAA” from Fitch (and is not rated lower than such thresholds by either of Moody’s or Fitch, as applicable), in the case of long term unsecured debt obligations;

(iii)commercial paper having, at the earlier of (x) the time of the investment and (y) the time of contractual commitment to invest therein, a rating of “P-1” from Moody’s or of “F-1+” from Fitch (and is not rated lower than such thresholds by either of Moody’s or Fitch, as applicable);

(iv)demand deposits or time deposits which are fully insured by the Federal Deposit Insurance Corporation;

(v)bankers’ acceptances which are U.S. dollar denominated issued by any depositary institution or trust company described in clause (ii) above; and

(vi)investments in money market funds (including funds for which the Indenture Trustee or any of its affiliates is an investment manager or advisor) rated “Aaa” from Moody’s or “AAA” from Fitch (and is not rated lower than such thresholds by either of Moody’s or Fitch, as applicable).

Notwithstanding anything in this definition to the contrary, to the extent that the rating methodology or symbols of Moody’s or Fitch changes, an obligation or security for which the ratings set forth above have changed shall be deemed to satisfy the ratings requirements above if the changed rating of such obligation or security is in one of the top three equivalent rating categories from Moody’s or Fitch, as the case may be.

“Pledged Accounts” shall have the meaning ascribed to it in Section 7.01 hereto.

“Quarterly Advance Rents Reserve Deposit” shall mean, for any Payment Date,  two-thirds (2/3rds) of the amount of Rent due and paid by Tenants pursuant to Tenant Leases that require that quarterly Rent due thereunder be paid in advance; provided, however, if Rents which are required to be delivered as Quarterly Advance Rents Reserve Deposits are received late, appropriate adjustments shall be made by the Manager taking into consideration amounts which, but for such late payment of Rent, would have previously been distributed from the Advance Rents Reserve Account had such Rents not been paid late.

“Securities Intermediary” shall have the meaning ascribed to it in the preamble hereto.

“Semi-Annual Advance Rents Reserve Deposit” shall mean, for any Payment Date, five-sixths (5/6ths) of the amount of Rent due and paid by Tenants pursuant to the Tenant Leases that require that semi-annual Rent due thereunder be paid in advance; provided, however, if Rents which are required to be delivered as Semi-Annual Advance Rents Reserve Deposits are received late, appropriate adjustments shall be made by the Manager taking into consideration amounts which, but for such late payment of Rent, would have previously been distributed from the Advance Rents Reserve Account had such Rents not been paid late.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.

Rules of Construction. Unless the context otherwise requires:

(i)a term has the meaning assigned to it;

(ii)an accounting term not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;

(iii)“or” is not exclusive;

(iv)“including” means including without limitation;

(v)words in the singular include the plural and words in the plural include the singular;

(vi)all references to “$” are to United States dollars unless otherwise stated;

(vii)any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein;

(viii)references to a Person are also to its permitted successors and assigns; and

(ix)the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

article II

THE ACCOUNTS AND RESERVE ACCOUNTS

Section 2.01.   Deposits into Accounts. The Obligors and the Manager represent, warrant and covenant that:

(a)The Obligors have notified and directed substantially all (and shall promptly direct any Tenants they are or become aware have not been so directed) Tenants under the Tenant Leases to send directly to the Lock Box Account all payments of Receipts (and shall not revoke, modify or cancel such directions or cause or direct any Tenant or other Person to pay any Receipts in any other manner).  Pursuant to the Management Agreement, all available funds on deposit in the Lock Box Account attributable to the Tenant Site Assets (other than Shared Rent which will be transferred at the direction of the Manager), shall be transferred by the Manager to the Indenture Trustee and deposited into the Collection Account within two (2) Business Days of receipt.  The Indenture Trustee may make withdrawals from the Collection Account in accordance with Section 3.03 of the Indenture.

(b)If, notwithstanding the provisions of this Section 2.01, the Obligors or the Manager receives any Receipts from any Tenant Site Assets, or any Extraordinary Receipts, the Obligors or the Manager shall deposit such amounts in the Lock Box Account as promptly as practicable and in any event within four (4) Business Days of identification of such amounts.  Provided no Event of Default has occurred and is then continuing, and except as otherwise set forth in the Indenture, Extraordinary Receipts shall be held and applied as Rents in accordance with Article V of the Indenture when and as received.  The Indenture Trustee shall promptly, but in any event prior to each Payment Date, at the written direction of the Manager, transfer any funds on deposit in the Collection Account that were received in the preceding Collection Period but which constitute property of a Person other than an Asset Entity, to an account specified by the Manager or otherwise as directed by the Manager.

(c)On each Payment Date, the Indenture Trustee shall deposit the Advance Rents Reserve Deposits on deposit in the Collection Account into the Advance Rents Reserve Account as set forth in the Servicing Report.

(d)If the Obligors or the Manager receive any Insurance Proceeds or Condemnation Proceeds, the Obligors or the Manager shall, at the Issuer’s election, (i) deposit such amounts in the Liquidated Site Replacement Account within four (4) Business Days of identification of such amounts and provide written notice to the Indenture Trustee prior to such deposit or (ii) deposit such amounts to the Collection Account for prepayment of the Notes on the Payment Date immediately following such election.

Section 2.02.   Account Name.  The Collection Account, the Reserve Accounts, the Liquidated Site Replacement Account and any Site Acquisition Account shall each be in the name of the Issuer in which Accounts the Indenture Trustee will hold a security interest for the benefit of the Noteholders; provided, however, that in the event the Indenture Trustee resigns or is replaced pursuant to the terms of the Indenture, each of the Indenture Trustee (with respect to the

Accounts other than the Lock Box Account, the Collection Account and any Site Acquisition Accounts), the Collection Account Bank (with respect to the Collection Account) and any Site Acquisition Account Bank (with respect to any Site Acquisition Account) shall change the secured party on each Account to the name of the successor indenture trustee.

Section 2.03.   Eligible Accounts/Characterization of Accounts.  The Lock Box Account shall be an Eligible Account subject to an Account Control Agreement. Each Account (other than the Lock Box Account) shall be a Pledged Account subject to the terms set forth in Article VII herein.

Section 2.04.   Permitted Investments.  Sums on deposit in the Collection Account, any Site Acquisition Account, the Liquidated Site Replacement Account and the Reserve Accounts shall be invested in Permitted Investments.  Except during the continuance of an Event of Default, the Manager shall have the right to direct the Indenture Trustee in writing to invest sums on deposit in the Collection Account, any Site Acquisition Account, the Liquidated Site Replacement Account and the Reserve Accounts in Permitted Investments; provided, however, in no event shall the Manager direct the Indenture Trustee to make a Permitted Investment if the maturity date of that Permitted Investment is later than one Business Day prior to the date on which the invested sums are required for payment of an obligation for which an Account was created.  In the absence of such written instruction (which shall specify a particular Permitted Investment), such funds shall remain uninvested. After an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge and during the continuance thereof, sums on deposit in the Collection Account, any Site Acquisition Account, the Liquidated Site Replacement Account and the Reserve Accounts shall remain uninvested unless otherwise directed in writing by the Servicer.  The Obligors hereby irrevocably authorize the Indenture Trustee to apply any income earned from Permitted Investments to the Collection Account, any Site Acquisition Account, the Liquidated Site Replacement Account and the Reserve Accounts in accordance with the priorities set forth in Section 5.01(a) of the Indenture with any such income available on any Payment Date being deemed to be attributable to the immediately preceding Collection Period for such purposes.  The Obligors shall be responsible for payment of any federal, state or local income or other tax applicable to income earned from Permitted Investments.  The Collection Account, any Site Acquisition Account, the Liquidated Site Replacement Account and the Reserve Accounts shall be assigned the federal tax identification number of the Issuer, which number is set forth on the signature page hereof.  Any dividends or other earnings which may accrue on the Collection Account, any Site Acquisition Account, the Liquidated Site Replacement Account or the Reserve Accounts shall be added to the balance in the applicable Account and allocated and/or disbursed in accordance with the terms hereof.  In no event shall the Indenture Trustee be responsible for, or incur any liability with respect to, any investment losses incurred in accordance with the terms of this Agreement.  The parties hereto acknowledge and agree that investments made pursuant to clause (vi) of the definition of Permitted Investments includes mutual funds for which the Indenture Trustee (or any Affiliate of the Indenture Trustee) may serve as investment manager, administrator, shareholder, servicing agent, or custodian or subcustodian, notwithstanding the fact that (i) the Indenture Trustee (or an Affiliate of the Indenture Trustee) receives fees from such funds for services rendered, (ii) the Indenture Trustee charges and collects fees for services rendered pursuant to the Indenture, which fees are separate from the fees received from such funds and (iii) services performed for such funds and pursuant to this Agreement and the Indenture may at times duplicate those provided to such funds by the Indenture Trustee or its Affiliates.

article III

DEPOSITS

Section 3.01.   Initial Deposits.

(a)The Obligors shall deposit in the Advance Rents Reserve Account on the date hereof the amount of $783,378.

(b)The Obligors shall deposit in the Impositions and Insurance Reserve Account on the date hereof the amount of $0.

(c)The Obligors shall deposit in the Cash Trap Reserve Account on the date hereof the amount of $0.

Section 3.02.   Additional Deposits.  The Obligors shall make such additional deposits into the Accounts as may be required by the Transaction Documents.

Section 3.03.   Application of Funds from the Collection Account.

(a)Funds on deposit in the Collection Account and the Reserve Accounts shall be applied in accordance with the Indenture.  If the funds in the Impositions and Insurance Reserve Account as of the end of a Collection Period are less than the amount that is required to be in such Reserve Account pursuant to Section 4.03 of the Indenture, the Obligors shall deposit such deficiency into the Impositions and Insurance Reserve Account on or before the Business Day preceding the related Payment Date.  Under no circumstances shall the Indenture Trustee be required to utilize amounts on deposit in the Cash Trap Reserve to cure any deficiencies in any Reserve Accounts.  To the extent sufficient funds are included within the applicable Reserve Accounts (or, if not sufficient with respect to the Impositions and Insurance Reserve Account, to the extent the Obligors deposit any such deficiency pursuant to this Section 3.03(a)), the Obligors shall be deemed to have satisfied the obligations of the Obligors to make the deposit under the Indenture.  The Obligors shall use all disbursements made to them under Section 5.01(a)(v) of the Indenture solely to pay Operating Expenses in accordance with the Operating Budget.

(b)Notwithstanding anything herein to the contrary, upon the occurrence and during the continuance of an Event of Default of which a Responsible Officer of the Indenture Trustee shall have actual knowledge, all funds on deposit in the Collection Account and any Reserve Accounts (or any portion thereof) (other than any Site Acquisition Account) shall be disbursed to or as directed by the Indenture Trustee in accordance with Sections 3.03 and 3.05 of the Indenture; provided, however, that any payments on the Notes will be made in accordance with Article V of the Indenture.

(c)As soon as reasonably practicable after the end of each Collection Period, but in any event, no later than three (3) Business Days prior to each Payment Date, the Manager will provide an estimate to the Servicer, for inclusion in the Servicing Report, of the Management Fee that is payable in respect of the preceding Collection Period.  Allocations pursuant to Section 5.01(a)(vi) of the Indenture shall be made on the basis of such estimate.  If as of any Payment Date, the actual Management Fee payable in respect of the preceding Collection Period is not equal to the amount allocated for the payment thereof pursuant to Section 5.01(a)(vi) of the Indenture, then the Management Fee for the current Collection Period shall be adjusted by an amount equal to the deficiency or surplus, as applicable.

article IV

PAYMENT OF FUNDS FROM RESERVE ACCOUNTS

Section 4.01.   Payments From Accounts and Reserve Accounts.

(a)Advance Rents Reserve Account.  The Indenture Trustee shall, as directed in the Servicing Report, cause amounts deposited into the Advance Rents Reserve Account to be released to the Collection Account on the first day of each Collection Period (as if the applicable Tenant had made its payment of Rent on a monthly basis on the first day of such Collection Period) based upon a ratable allocation of such Advance Rents Reserve Deposit over the period for which (i) the Annual Advance Rents Reserve Deposit (i.e., one-eleventh (1/11th) per month over the succeeding eleven (11) months), (ii) the Semi-Annual Advance Rents Reserve Deposit (i.e., one-fifth (1/5th) per month over the succeeding five (5) months), (iii) the Quarterly Advance Rents Reserve Deposit (i.e., one-half (1/2) per month over the succeeding two (2) months) and (iv) the Additional Tenant Site Assets Advance Rents Reserve Deposit (i.e., the number of months of delayed Rent for which such deposit was made), have been paid which amounts shall be allocated and disbursed in accordance with Section 5.01(a) of the Indenture; provided, however, if Rents which are required to be delivered as Advance Rents Reserve Deposits pursuant to clauses (i),(ii) and (iii) are received late, appropriate adjustments shall be made for allocating such Rents over the period for which such deposits are required, taking into consideration amounts which, but for such late payment of Rent, would have previously been distributed from the Advance Rents Reserve Account had such Rents not been paid late.

(b)Impositions and Insurance Reserve Account.  The Indenture Trustee shall, as directed in the Servicing Report, withdraw amounts on deposit in the Impositions and Insurance Reserve Account and distribute such amounts as are required to be distributed pursuant to Section 4.03 of the Indenture.

(c)Cash Trap Reserve Account.  The Indenture Trustee shall, as directed in the Servicing Report, withdraw amounts on deposit in the Cash Trap Reserve Account and distribute such amounts as are required to be distributed pursuant to Section 4.05 of the Indenture.

(d)Yield Maintenance Reserve Accounts.  The Indenture Trustee shall, as directed in the Servicing Report, withdraw amounts on deposit in any Yield Maintenance Reserve Account and distribute such amounts as are required to be distributed pursuant to Section 5.01(b) of the Indenture.

article V

PLEDGE OF ACCOUNTS

Section 5.01.   Security for Obligations.

(a)The Obligors have Granted a security interest in the Account Collateral pursuant to the Indenture.  In furtherance thereof the Obligors hereby agree as set forth in this Section 5.01.

(b)The Indenture Trustee shall have with respect to the Account Collateral, in addition to the rights and remedies herein set forth, all of the rights and remedies available to a secured party under the UCC, as if such rights and remedies were fully set forth herein.

Section 5.02.   Rights on Default.  Upon the occurrence and during the continuance of an Event of Default, without notice from the Indenture Trustee, (a) neither the Obligors nor the Manager shall have any further right in respect of (including the right to instruct the Indenture Trustee to transfer from) the Accounts, (b) the Indenture Trustee (solely at the written direction of the Servicer) may liquidate and transfer any amounts then invested in Permitted Investments to the Accounts or reinvest such amounts in other Permitted Investments as the Servicer may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted pursuant to the Indenture or to enable the Indenture Trustee to exercise and enforce the Indenture Trustee’s rights and remedies hereunder with respect to any Account Collateral, and (c) the Indenture Trustee (solely at the written direction of the Servicer, except to pay or reimburse itself for any fees, expenses or indemnity amounts owed to it) may apply any Account Collateral to any Obligations in accordance with the Indenture.

Section 5.03.   Financing Statement; Further Assurances.  The Obligors hereby authorize the Indenture Trustee (however the Indenture Trustee shall not have the obligation) to file a financing statement or statements in connection with the Account Collateral to properly perfect the Indenture Trustee’s security interest therein to the extent a security interest in the Account Collateral may also be perfected by filing.  The Obligors agree that at any time and from time to time, at the expense of the Obligors, the Obligors will promptly execute and deliver all further instruments and documents, and take (or authorize the taking of) all further action, that may be reasonably necessary or desirable, or that the Indenture Trustee or the Servicer may reasonably request, in order to perfect and protect any security interest granted or purported to be granted under the Indenture or to enable the Indenture Trustee to exercise and enforce its rights and remedies hereunder with respect to any Account Collateral. In the event of any change in name, identity or structure of any Obligor, such Obligor shall notify the Indenture Trustee thereof and such Obligor hereby authorizes the Indenture Trustee (however the Indenture Trustee shall not have the obligation) to file and record such Uniform Commercial Code financing statements (if any) as are reasonably necessary to maintain the priority of Indenture Trustee’s lien upon and security interest in the Account Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof.

Section 5.04.   Termination of Agreement.  This Agreement shall remain in full force and effect until payment and performance in full of the Obligations and the termination of the other Transaction Documents. Upon payment and performance in full of the Obligations, in accordance with their stated terms, this Agreement shall terminate and the Obligors shall be entitled to the return, at their expense, of the Account Collateral that has not been sold or otherwise applied pursuant to the terms hereof, and the Indenture Trustee shall execute such instruments and documents as may be reasonably requested and prepared by the Obligors to evidence such termination and the release of the lien hereof.

Section 5.05.   Representations of the Obligors.  The Obligors make the following representations:

(a)The Indenture creates a valid and continuing security interest (as defined in the applicable Uniform Commercial Code) in the Account Collateral in favor of the Indenture Trustee, which security interest (upon execution and delivery of the applicable Account Control Agreement) is prior to all other liens, and is enforceable as such as against creditors of and purchasers from the Obligors.

(b)The Obligors own and have good and marketable title to the Account Collateral free and clear of any lien, claim or encumbrance of any Person except as created under the Indenture other than Permitted Encumbrances.

(c)Other than the security interest granted to the Indenture Trustee pursuant to the Indenture and the other Transaction Documents, the Obligors have not pledged, assigned, sold, granted a security interest in, or otherwise conveyed the Account Collateral.  The Obligors have received all consents and approvals required by the terms of the Collateral to the transfer to the Indenture Trustee of their interest and rights in the Collateral under the Indenture.

(d)No Obligor has authorized the filing of any financing statements against itself, and no Obligor is aware of any financing statements that have been filed against any Obligor, that include a description of collateral covering the Account Collateral other than any financing statement relating to the security interest granted to the Indenture Trustee under the Indenture or that has been terminated.

Section 5.06.   Covenants of the Issuer.  On or before the Business Day preceding each Payment Date, the Issuer shall cause the Manager to provide the Servicer with a statement of Rents received during the immediately preceding Collection Period which represent Rents paid by Tenants pursuant to Tenant Leases that require that annual rent, quarterly rent or semi-annual rent be paid in advance, such that the Servicer may determine for inclusion in the Servicing Report which portion of Rents attributable to such Collection Period constitute the Annual Advance Rents Reserve Deposit, Quarterly Advance Rents Reserve Deposit and Semi-Annual Advance Rents Reserve Deposit, which portions shall be deposited into the Advance Rents Reserve Account. In connection with the acquisition of Additional Tenant Site Assets or Additional Obligor Tenant Site Assets funded from a Site Acquisition Account during the immediately preceding Collection Period in which such Additional Tenant Site Assets were acquired or the related Additional Asset Entity became an Obligor pursuant to a Joinder Agreement in substantially the form of Exhibit H of the Indenture, such statement shall also include for inclusion in the Servicing Report the amount of the Additional Tenant Site Assets Advance Rents Reserve Deposit that was made in respect of such Tenant Site Assets. Such statement shall be accompanied by an Officer’s Certificate and such other documents as may be reasonably required by the Servicer.

article VI

RIGHTS AND DUTIES OF INDENTURE TRUSTEE

Section 6.01.   Reasonable Care.  Beyond the exercise of reasonable care in the custody thereof or as otherwise expressly provided herein, the Indenture Trustee shall not have any duty as to any Account Collateral in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any Person or otherwise with respect thereto.  The Indenture Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Account Collateral in its possession if the Account Collateral is accorded treatment substantially equal to that which the Indenture Trustee accords similar collateral as a third-party agent, it being understood that the Indenture Trustee shall not be liable or responsible for any loss or damage to any of the Account Collateral, or for any diminution in value thereof, by reason of the act or omission of the Indenture Trustee, its Affiliates, agents, employees or bailees, except to the extent that such loss or damage results from the Indenture Trustee’s fraud, bad faith, gross negligence or willful misconduct.  The Indenture Trustee shall not be responsible for monitoring the Lock Box Account. The standards of care, limitation on liability and rights to indemnities set forth in the Indenture shall apply to the duties and obligations of the Indenture Trustee hereunder.

Section 6.02.   Indemnity.  The Indenture Trustee, in its capacity as such hereunder, shall be responsible for the performance only of such duties as are specifically set forth herein, and no duty shall be implied from any provision hereof.  The Indenture Trustee shall not be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. The Obligors shall, jointly and severally, indemnify, defend and hold the Indenture Trustee, its employees, directors, officers, managers, representatives and agents harmless from and against any loss, liability, expenses, judgments and amounts paid in settlements, cost or damage (including costs and expenses of litigation and investigations, reasonable attorneys’ fees and disbursements) incurred by the Indenture Trustee in connection with the transactions contemplated hereby, except to the extent that such loss or damage results from the Indenture Trustee’s fraud, bad faith, negligence or willful misconduct.  The foregoing indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Indenture Trustee.

Section 6.03.   Indenture Trustee Appointed Attorney-In-Fact.  Upon the occurrence and during the continuance of an Event of Default, the Obligors hereby irrevocably constitute and appoint the Indenture Trustee as the true and lawful attorney-in-fact of the Obligors, coupled with an interest and with full power of substitution, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of the Obligors with respect to the Account Collateral, and do in the name, place and stead of the Obligors, all such acts, things and deeds for and on behalf of and in the name of the Obligors, which the Obligors are required to do hereunder or under the other Transaction Documents or which the Indenture Trustee may deem reasonably necessary or desirable to more fully vest in the Indenture Trustee the rights and remedies provided for herein and to accomplish the purposes of this Agreement including the filing of any applicable Uniform Commercial Code financing statements or continuation statements in appropriate public filing offices on behalf of the Obligors.  Nothing herein shall impose an obligation on the Indenture Trustee to take any such action under this Section 6.03.  The foregoing powers of attorney are irrevocable and coupled with an interest.

Section 6.04.   Acknowledgment of Lien/Offset Rights.  The Indenture Trustee hereby acknowledges and agrees with respect to the Accounts that (a) all funds held in the Accounts shall be held for the benefit of the Indenture Trustee as secured party, (b) the Obligors have granted to the Indenture Trustee, on behalf of the Note Owners (and the Servicer and the Manager, to the extent of the amounts owing to the Servicer and the Manager under the Transaction Documents), a first priority security interest in the Account Collateral, (c) the Indenture Trustee shall not disburse any funds from the Accounts except as provided herein and in the Indenture and (d) the Indenture Trustee shall invest and reinvest any balance of the Collection Account, any Site Acquisition Account, the Liquidated Site Replacement Account or the Reserve Accounts in Permitted Investments as directed in accordance with Section 2.04.  The Indenture Trustee hereby waives any right of offset, banker’s lien or similar rights against, or any assignment, security interest or other interest in, the Account Collateral, except as set forth in the Indenture. Notwithstanding anything in this Section 6.04, the Indenture Trustee may, from time to time, make withdrawals from the Collection Account pursuant to Section 3.03 of the Indenture.

Section 6.05.   Reporting Procedures.  The Indenture Trustee shall make the Indenture Trustee Report available to the Obligors, the Manager and the Servicer which shall specify the credits and charges to the Collection Account for the previous calendar month, as set forth in the Servicing Report.

Section 6.06.   Further Rights of the Indenture Trustee.  The Indenture Trustee shall be entitled to all of the same rights, protections, immunities and indemnities set forth in the Indenture as if the same were specifically set forth herein.

Section 6.07.   Securities Intermediary Same Rights.  The Securities Intermediary shall be entitled to all of the same rights, protections, immunities and indemnities afforded to the Indenture Trustee under the Indenture as if the same were specifically set forth  herein.

article VII

ACCOUNT CONTROL PROVISIONS

Section 7.01.   Establishment and Maintenance of Pledged Accounts.

(a)The Securities Intermediary hereby represents and warrants that it has established and currently maintains the Accounts (other than the Lock Box Account) and that the Indenture Trustee is its sole customer and entitlement holder with respect to each such account.  Each such account and any successor account,  being referred to herein individually as a “Pledged Account” and collectively as the “Pledged Accounts”. The Securities Intermediary covenants and agrees that it shall not change the name or account number of any Pledged Account without the prior written consent of the Indenture Trustee.

(b)The Securities Intermediary represents and warrants that each of the Pledged Accounts are a “securities account” (as defined in Section 8-501 of the UCC).

(c)The Securities Intermediary covenants and agrees that:  (i) all securities or other property underlying any financial assets credited to any Pledged Account shall be registered in the name of the Securities Intermediary, indorsed to the Securities Intermediary or indorsed in blank or credited to another securities account maintained in the name of the Securities Intermediary; (ii) in no case will any financial asset credited to any Pledged Account be registered in the name of any Obligor, payable to the order of any Obligor or specially indorsed to any Obligor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank and (iii) all property delivered to the Securities Intermediary pursuant to the Transaction Documents will be promptly credited to one of the Pledged Accounts.

Section 7.02.   “Financial Assets” Election.  The Securities Intermediary hereby agrees that each item of property (including, without limitation, all Permitted Investments and any investment property, financial asset, security, instrument or cash) credited to any Pledged Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC.

Section 7.03.   Indenture Trustee’s Control of the Pledged Accounts.  If at any time the Securities Intermediary shall receive any entitlement order from the Indenture Trustee (i.e., an order directing transfer or redemption of any financial asset relating to a Pledged Account), the Securities Intermediary shall comply with such entitlement order without further consent by any Obligor or any other person. If any Obligor is otherwise entitled to give any entitlement orders with respect to the Pledged Account in accordance with Section 7.04 and such entitlement orders conflict with any entitlement orders of the Indenture Trustee, the Securities Intermediary shall comply with the entitlement orders issued by the Indenture Trustee.

Section 7.04.   Obligors’ Access to the Pledged Account.  It is understood and agreed that until this Agreement is terminated in accordance with the terms hereof, the Securities Intermediary shall not comply with entitlement orders of any Obligor or any person other than the Indenture Trustee without the express written consent of the Indenture Trustee to each such entitlement order.

Section 7.05.   Subordination of Lien; Waiver of Set-Off.   In the event that the Securities Intermediary has or subsequently obtains by agreement, by operation of law or otherwise a security interest in any Pledged Account or any financial assets, cash or other property credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee.  The financial assets, money and other items credited to any Pledged Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Indenture Trustee.

Section 7.06.   Conflict with Other Agreements.  The Securities Intermediary hereby represents, warrants, covenants and agrees that:

(a)There are no other agreements other than the Transaction Documents entered into between the Securities Intermediary and any Obligor with respect to any Pledged Account;

(b)It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating the Pledged Accounts and/or any financial assets credited thereto pursuant to which it agrees or has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person;

(c)It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any Obligor or the Indenture Trustee purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders with regards to the Pledged Accounts; and

(d)In the event of any conflict, with respect to the treatment of the Pledged Accounts, between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail.

Section 7.07.   Adverse Claims.  The Securities Intermediary represents and warrants that except for the claims and interest of the Indenture Trustee and of any Obligor in the Pledged Accounts, it does not have actual knowledge of any security interest in, lien on or claim to, or other interest in, any Pledged Account or in any “financial asset” (as defined in Section 8-102(a) of the UCC) credited thereto.  If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Pledged Accounts or in any financial asset carried therein of which the Securities Intermediary has actual knowledge or receives written notice, the Securities Intermediary will promptly notify the Indenture Trustee and the Obligors thereof.

article VIII

MISCELLANEOUS

Section 8.01.   Transfers and Other Liens.  The Issuer agrees that it will not (i) sell or otherwise dispose of any of the Account Collateral except in accordance herewith and with the Indenture or (ii) create or permit to exist any Lien upon or with respect to all or any of the Account Collateral, except for the Lien created under the Indenture and Permitted Encumbrances.

Section 8.02.   Indenture Trustee’s Right to Perform the Obligations of the Obligors; No Liability of Indenture Trustee.  If the Obligors fail to perform any of the covenants or obligations contained herein, and such failure shall continue for a period of ten (10) Business Days after the Issuer’s receipt of written notice thereof from the Indenture Trustee, the Indenture Trustee may, but shall have no obligation to, perform such covenants or obligations, and the reasonable expenses of the Indenture Trustee incurred in connection therewith shall be payable by the Obligors to the Indenture Trustee.  Notwithstanding the Indenture Trustee’s right to perform certain obligations of the Obligors, it is acknowledged and agreed that the Obligors retain control of their Tenant Site Assets and operation thereof and notwithstanding anything contained herein or the Indenture Trustee’s exercise of any of its rights or remedies hereunder, under the Transaction Documents or otherwise at law or in equity, the Indenture Trustee shall not be deemed to be a mortgagee-in-possession of the Tenant Site Assets and shall not be subject to any liability with respect to the Tenant Site Assets or otherwise based upon any claim of lender liability.

Section 8.03.   No Waiver.  The rights and remedies provided in this Agreement and the other Transaction Documents are cumulative and may be exercised independently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity.  No failure to exercise or delay by the Indenture Trustee in exercising any right or remedy hereunder or under the Transaction Documents shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein.  Every right and remedy granted to the Indenture Trustee hereunder or by law may be exercised by the Indenture Trustee at any time and from time to time, and as often as the Indenture Trustee may deem it expedient.  Any and all of the Indenture Trustee’s rights with respect to the lien and security interest granted hereunder shall continue unimpaired, and the Obligors shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) any proceeding of the Obligors under the Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state, (b) the release or substitution of Collateral at any time, or of any rights or interests therein or (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Indenture Trustee in the event of any default, with respect to the Collateral or otherwise hereunder.  No delay or extension of time by the Indenture Trustee in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon the Obligors by the Indenture Trustee, shall constitute a waiver thereof, or limit, impair or prejudice the Indenture Trustee’s right, without notice (except as required by the Transaction Documents) or demand, to take any action against the Obligors or to exercise any other power of sale, option or any other right or remedy.

Section 8.04.   Expenses.  The Account Collateral shall secure, and the Obligors shall pay to the Indenture Trustee in accordance with the time frames set forth in the Indenture, from time to time, all costs and expenses for which the Obligors are liable under the Indenture and as follows:

(a)The Obligors agree to compensate and reimburse the Indenture Trustee for performing the services described herein pursuant to the Indenture Trustee fee schedule and Section 11.05 of the Indenture.

(b)The Indenture Trustee shall be entitled to receive the amount of its fees, expenses, indemnities and other amounts pursuant to Section 3.03 and Article V of the Indenture and shall deliver an invoice of such fees to the Issuer, in accordance with the Indenture.

(c)If insufficient funds are available to cover the amounts due under this Section 7.04, the Obligors shall pay such amounts to the Indenture Trustee in immediately available funds within five (5) Business Days of demand by the Indenture Trustee.

Section 8.05.   Amendment.  This Agreement may not be amended, terminated or otherwise modified, except by a writing duly executed by the parties hereto and with written notice provided to the Rating Agencies by the Obligors.

Section 8.06.   No Waiver.  No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

Section 8.07.   Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns.

Section 8.08.   Notices.  All notices, demands, requests, consents, approvals and other communications (any of the foregoing, a “Notice”) required, permitted, or desired to be given hereunder shall be in writing and delivered to the parties at the addresses and in the manner provided in Section 15.04 of the Indenture.

Section 8.09.   Captions.  All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

Section 8.10.   No Petition.  Prior to the date that is one year and one day after the date on which the Indenture has been terminated in accordance with its terms, all Obligations under the Indenture and under the other Transaction Documents have been fully satisfied, neither the Indenture Trustee nor the Manager shall institute, or join any other Person in instituting, or authorize a trustee or other Person acting on its behalf or on behalf of others to institute, any bankruptcy, reorganization, arrangement, insolvency, liquidation or receivership proceedings under the laws of the United States of America or any state thereof against any Obligor or the Guarantor.

Section 8.12.   Governing Law; Submission to Jurisdiction.

(a)THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES

THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.  REGARDLESS OF ANY PROVISION IN ANY OTHER TRANSACTION DOCUMENT, FOR PURPOSES OF THE UCC, WITH RESPECT TO EACH PLEDGED ACCOUNT, NEW YORK SHALL BE DEEMED TO BE THE SECURITIES INTERMEDIARY’S JURISDICTION (WITHIN THE MEANING OF SECTION 8-110 OF THE UCC). THE PLEDGED ACCOUNTS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

(b)EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK OR, IF SUCH FEDERAL COURTS DO NOT HAVE SUBJECT MATTER OR DIVERSITY JURISDICTION FOR A PARTICULAR PROCEEDING, IN THE STATE COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS AGREEMENT.

Section 8.13.   Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means, including telecopy, email or otherwise), each of which so executed shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (including, without limitation, via Portable Document Format or “PDF”) shall be as effective as delivery of a manually executed counterpart hereof.

Section 8.14.   Inconsistencies.  To the extent the terms of this Agreement are inconsistent with the terms of the Indenture, the terms of the Indenture shall prevail.

Section 8.15.   Waiver of Jury Trial.  EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

OBLIGORS:

LMRK ISSUER CO III LLC LMRK PROPCO 3 LLC

By:	/s/ George P. Doyle
	Name:	George P. Doyle
	Title:	Authorized Representative

Issuer Taxpayer ID #: 36-4881533

[Signature Page to Cash Management Agreement]

INDENTURE TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Rachel Simpson
	Name:	Rachel Simpson
	Title:	Vice President

SECURITIES INTERMEDIARY:

WILMINGTON TRUST, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Securities Intermediary

By:	/s/ Rachel Simpson
	Name:	Rachel Simpson
	Title:	Vice President

[Signature Page to Cash Management Agreement]

MANAGER:

LANDMARK INFRASTRUCTURE PARTNERS GP LLC

By:	/s/ George P. Doyle
	Name:	George P. Doyle
	Title:	Authorized Representative

[Signature Page to Cash Management Agreement]